THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON
ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF
1933 (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE
ACTS") AND SHALL NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER HAS
BEEN REGISTERED UNDER THE SECURITIES ACT AND STATE ACTS, OR AN EXEMPTION FROM
THE REGISTRATION REQUIREMENTS IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE
ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                             STOCK PURCHASE WARRANT

Warrant No. 15                                         Number of Shares: 354,133

                             TETON PETROLEUM COMPANY

                     COMMON STOCK, PAR VALUE $.001 PER SHARE

                       VOID AFTER 5:00 P.M. MOUNTAIN TIME
                               ON DECEMBER 1, 2003

         This Warrant is issued to WILLIAM KENNEDY ("Holder") by Teton Petroleum
Company, a Delaware corporation (hereinafter with its successors called the
"Company").

         For value received and subject to the terms and conditions hereinafter set out, Holder is entitled to purchase from the Company at an initial purchase price of $1.60 per share, 354,133 fully paid and no assessable shares of common stock, par value $.001 per share ("Common Shares") of the Company. Such purchase price per Common Share, adjusted from time to time as provided herein, is referred to as the "Purchase Price."

     1. The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant, with the subscription form annexed hereto duly executed, at the office of the Company, Suite 2150, 621 Seventeenth Street,
Denver, Colorado 80293, or such other office as the Company shall notify the
Holder in writing, together with a certified or bank cashier's check payable to the order of the Company in the amount of the Purchase Price times the number of
Common Shares being purchased.

     2.  The person or persons in whose name or names any certificate representing Common Shares is issued hereunder shall be deemed to have become the Holder of record of the Common Shares represented thereby as of the close of business on the date on which this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed. Until such time as this Warrant is exercised or terminates, the Purchase Price payable and the number and character of securities issuable upon exercise of this
Warrant are subject to adjustment as hereinafter provided.

     3. Unless previously exercised, this Warrant shall expire at 5:00 p.m.
Mountain Time, on December 1, 2003, and shall be void thereafter.

     4.  The Company covenants that it will at all times reserve and keep available a number of its authorized Common Shares, free from all preemptive rights, which will be sufficient to permit the exercise of this Warrant. The
Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and no assessable and free from all taxes, liens, and charges.

     5. If the Company subdivides its outstanding Common Shares, by split-up or otherwise, or combines its outstanding Common Shares, the Purchase Price then applicable to shares covered by this Warrant shall forthwith be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

     6. If (a) the Company reorganizes its capital, reclassifies its capital stock, consolidates or merges with or into another corporation (but only if the
Company is not the surviving corporation and no longer has more than a single shareholder) or sells, transfers or otherwise disposes of all or substantially all its property, assets, or business to another corporation, and (b) pursuant to the terms of such reorganization, reclassification, merger, consolidation, or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock, or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Shares, then (c) Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation, or disposition of assets as a holder of the same number of Common Shares for which this Warrant is exercisable immediately prior to such event. At the time of such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the
Company) in order to provide for adjustments in the number of shares of the common stock of the successor or acquiring corporation for which this Warrant is exercisable. These adjustments shall be as nearly equivalent as practicable to the adjustments provided for in this Section 6. For purposes of this Section,
"common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock, or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations, or disposition of assets.

     7. If either Croesus  Emerging Resources Fund LP ("Croesus LP") or Croesus
Emerging Resources Fund LLC ("Croesus LLC") (a) has, as a result of any act or

                                      2

omission by the Company prior to the date of this Warrant, the legal right under
Section 2.4 of any of the Croesus Debentures to convert all or a portion of the indebtedness evidenced by a Croesus Debenture into Common Shares at a Conversion
Price less than $1.60 per Common Share and (b) actually does convert a portion of such indebtedness at such lower price, then, as to any exercise of this
Warrant from and after the date of such conversion by Croesus LP or Croesus LLC, the Purchase Price shall be reduced to the Conversion Price legally required by
Section 2.4 of the Croesus Debenture as a result of said act or omission. For purposes of this Section, "Croesus Debentures" shall mean the two Convertible
Debentures issued by the Company to Croesus LP dated May 15, 1998 and July 1,
1998, respectively, and the two Convertible Debentures issued by the Company to
Croesus LLC dated May 15, 1998 and June 19, 1998, respectively, as the same may be amended from time to time. In the event of a merger, consolidation, subdivision of Common Shares or other event of any type whatsoever after the date of this Warrant which causes a further adjustment of the Conversion Price, the Board of Directors of the Company shall perform such calculations as may be reasonable to isolate and determine the lower price which is attributable solely to the legal right under Section 2.4 (as a result of an act or omission by the
Company prior to the date of this Warrant) and shall adjust the Purchase Price to such reasonably calculated lower price.

     8. In the event that a voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a merger or consolidation of the Company) is at any time proposed during the term of this
Warrant, the Company shall give written notice to the Holder at least thirty days prior to the record date of the proposed transaction. The notice shall contain: (1) the date on which the transaction is to take place; (2) the record date (which must be at least thirty days after the giving of the notice) as of which holders of the Common Stock entitled to receive distributions as a result of the transaction shall be determined; (3) a brief description of the transaction; (4) a brief description of the distributions, if any, to be made to holders of the Common Stock as a result of the transaction; and (5) an estimate of the fair market value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights existing under this Warrant shall terminate.

     9. In no event shall any fractional Common Share of the Company be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 9, be entitled to receive a fractional Common Share, then the Company shall issue the next higher number of full Common Shares, issuing a full share with respect to such fractional share. If this Warrant is exercised at one time for less than the maximum number of shares of Common Stock purchasable upon the exercise hereof, the Company shall issue to the Holder a new warrant of like tenor and date representing the number of shares of Common Stock equal to the difference between the number of shares purchasable upon full exercise of this Warrant and the number of shares that were purchased upon the exercise of this Warrant.

     10. No adjustments in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least five cents in such price, provided however, that any adjustments which by reason of this Section 10 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     11. The Company represents and warrants for the benefit of Holder that it

                                      3

does not, at the date hereof, have outstanding any options, warrants or other rights to acquire its Common Shares at an exercise or purchase price less than
$1.60 per share.

     12. No adjustment having the effect of increasing the Purchase Price shall be effective, even if otherwise required under the terms of this Warrant, unless the Holder shall have approved the action giving rise to the increase in
Purchase Price, either by voting Common Shares owned by the Holder in favor of the action or by specifically consenting in writing to the increase in Purchase
Price. If this approval is not secured from the Holder in one of the two foregoing ways, then the Purchase Price shall remain unchanged, notwithstanding the other provisions of this Warrant. The absence of Holder's approval shall not, however, have any effect whatsoever upon the validity of the underlying action itself.

     13.  Whenever the Purchase Price is adjusted, as herein provided, the
Company shall promptly deliver to the Holder a certificate setting forth the
Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     14. If at any time prior to the expiration or exercise of this Warrant, the
Company shall pay any dividend or make any distribution upon its Common Shares or shall make any subdivision or combination of, or other change in its Common
Shares, the Company shall cause notice thereof to be mailed, first class, postage prepaid, to Holder at least thirty full business days prior to the record date set for determining the holders of Common Shares who shall participate in such dividend, distribution, subdivision, combination or other change. Such notice shall also specify the record date as of which holders of
Common Shares who shall participate in such dividend or distribution are to be determined. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any dividend or distribution.

     15. The Company will maintain a register containing the names and addresses of the Holder and any assignees of this Warrant. Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered by confirmed facsimile or telecopy or by a recognized overnight courier, addressed to Holder at the address shown on the warrant register.

     16. This Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws ("State Acts")
or regulations in reliance upon exemptions under the Securities Act, and exemptions under the State Acts. Subject to compliance with the Securities Act and State Acts, this Warrant and all rights hereunder are transferable in whole or in part, at the office of the Company at which this Warrant is exercisable, upon surrender of this Warrant together with the assignment hereof properly endorsed.

     17. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company may issue a new warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen, or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft, or destruction)
and of indemnity with sufficient surety satisfactory to the Company.

                                      4

     18. Unless a current registration statement under the Securities Act, shall be in effect with respect to the securities to be issued upon exercise of this
Warrant, the Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, the Company may require Holder to make such representations, and may place such legends on certificates representing the Common Shares issuable upon exercise of this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit such Common Shares to be issued without such registration.

     19.  This Warrant does not entitle Holder to any of the rights of a stockholder of the Company.

     20.  Nothing expressed in this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties to this
Agreement or of any covenant, condition, stipulation, promise, or agreement contained herein, and all covenants, conditions, stipulations, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and of the bearers of the Warrants.

     21.  The provisions and terms of this Warrant shall be construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the day of March 2000.

                                   TETON PETROLEUM COMPANY

                                   By:_______________________________
                                      H. Howard Cooper, President

                                       5

                                                Form of Subscription

                                                     Date: ____________________

To:      Teton Petroleum Company
         621 Seventeenth Street, Suite 2150
         Denver, Colorado 80293

         The undersigned hereby subscribes for _______ shares of Common Stock of
Teton Petroleum Company covered by this Warrant and hereby delivers $___________
in full payment of the purchase price thereof. The certificate(s) for such shares should be issued in the name of the undersigned or as otherwise indicated
below:

                                    Signature

                                  -------------------------------

                                    Name for Registration, if different

                                    505 North Big Spring, Suite 301

                                    Midland, TX 79701
                                  -------------------------------

                                    Social Security Number

                                   ASSIGNMENT

         For Value Received, the undersigned hereby sells, assigns and transfers unto the assignee(s) set forth below the within Warrant certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints ___________________________________ attorney, to transfer the said
Warrant on the books of the within-named Company with respect to the number of
Warrants set forth below, with full power of substitution in the premises.

                                    Social Security or
                                    Other Identifying
Name(s) of                          Number(s) of                         No. Of
Assignee(s)                         Assignee(s)            Address      Warrants

Dated: ______________________________

                       -----------------------------------------
                       Signature

     NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR
ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

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